Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES REPORTS FIRST QUARTER 2013 RESULTS
Company reports strong first quarter results with adjusted FFO per share growth of 29 percent

BETHESDA, MD, April 17, 2013 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended March 31, 2013. The Company's results include the following:

	First Quarter
	2013	2012
	($'s in millions except per share/unit data)

Entire Portfolio (Including Park Central Hotel)
Total Revenue	$191.7	$172.3
EBITDA(1)	$39.8	$30.2
Adjusted EBITDA(1)	$39.8	$34.0
FFO(1)	$25.7	$14.0
Adjusted FFO(1)	$25.7	$17.8
FFO per diluted share/unit(1)	$0.27	$0.16
Adjusted FFO per diluted share/unit(1)	$0.27	$0.21
Net loss attributable to common shareholders	$(7.4)	$(16.1)
Net loss attributable to common shareholders per diluted share	$(0.08)	$(0.19)

Portfolio excluding Park Central Hotel
RevPAR	$134.64	$128.10
RevPAR growth	5.1%
Hotel EBITDA Margin	23.1%
Hotel EBITDA Margin growth	33 bps

Entire Portfolio (Including Park Central Hotel)
RevPAR	$132.89	$128.95
RevPAR growth	3.0%
Hotel EBITDA Margin	22.2%
Hotel EBITDA Margin growth	11 bps

(1) See tables later in press release, which list adjustments that reconcile net loss to earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA, funds from operations ("FFO"), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net loss later in this press release.

First Quarter Highlights

Results excluding Park Central Hotel

▪
RevPAR excluding Park Central: Room revenue per available room (“RevPAR”) for the quarter ended March 31, 2013 increased 5.1 percent to $134.64, as a result of a 1.8 percent increase in average daily rate (“ADR”) to $186.97 and a 3.3 percent increase in occupancy to 72.0 percent.

▪	Hotel EBITDA Margin excluding Park Central: The Company's hotel EBITDA margin for the first quarter was 23.1 percent, a 33 basis point improvement compared to the comparable prior year period.

Entire Portfolio Results

▪	RevPAR: RevPAR for the quarter ended March 31, 2013 increased 3.0 percent to $132.89, as a result of a 3.9 percent increase in ADR to $186.11 and a 0.8 percent decrease in occupancy to 71.4 percent.

▪	Hotel EBITDA Margin: The Company's hotel EBITDA margin for the first quarter was 22.2 percent, an 11 basis point increase compared to the comparable prior year period.

▪	Adjusted EBITDA: The Company's adjusted EBITDA was $39.8 million, an increase of 17.1 percent over the first quarter of 2012.

▪
Adjusted FFO: The Company generated first quarter adjusted FFO of $25.7 million, or $0.27 per diluted share/unit, compared to $17.8 million or $0.21 per diluted share/unit for the comparable prior year period, an increase of 28.6 percent in adjusted FFO per diluted share/unit.

▪
Capital Markets: During the quarter, the Company issued 4,400,000 of 6.375 percent Series I Cumulative Redeemable Preferred Shares. The Company also announced the redemption of 4,000,000 of its 7.25 percent Series G Cumulative Redeemable Preferred Shares.

▪	Capital Investments: The Company invested $16.3 million of capital in its hotels, including the following projects:

•	The completion of the guestroom renovations at Hotel Monaco San Francisco, Hotel Madera in Washington, DC and Hotel Deca in Seattle, WA; and

•	The continuation of the Park Central Hotel and Westhouse renovation in New York City.

▪	Dividends: On March 15, 2013, the Company declared a first quarter 2013 dividend of $0.20 per common share of beneficial interest.

“We were pleased with the results of the first quarter,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “Our Portfolio's RevPAR performed in line with our expectations, while adjusted EBITDA and adjusted FFO were ahead of expectations and grew substantially year-over-year. Furthermore, we were able to issue preferred equity at a record low coupon and reduce our overall cost of capital.”

Balance Sheet

As of March 31, 2013, the Company had total outstanding debt of $1.15 billion, including $51.0 million outstanding on its senior unsecured credit facility. Total net debt to trailing 12 month Corporate EBITDA (as defined in the Company's senior unsecured credit facility) was 3.9 times as of March 31, 2013 and its fixed charge coverage ratio was 3.1 times. For the first quarter, the Company's weighted average interest rate was 4.4 percent. As of March 31, 2013, the Company had $37.7 million of cash and cash equivalents on its balance sheet and capacity of $721.7 million available on its credit facilities.

Subsequent Events

On April 5, 2013, the Company redeemed 4,000,000 of the 6,348,888 outstanding 7.25% Series G Preferred Shares.

On April 8, 2013, the Company provided notice to the servicer of the $59.9 million mortgage secured by Hotel Solamar of its intent to pay off the mortgage on June 3, 2013. The mortgage carries an interest rate of 5.49 percent and the Company expects to fund the mortgage pay off with proceeds from its senior unsecured credit facility, which has an interest rate of 1.95 percent based on the current leverage ratio.

2013 Second Quarter Outlook

Based on the portfolio's performance quarter-to-date, the Company expects second quarter RevPAR, excluding the Park Central Hotel, to increase 5.0 percent to 7.0 percent. The Company expects its portfolio, including the Park Central Hotel, to generate adjusted EBITDA of $90.0 million to $93.0 million and adjusted FFO per share/unit of $0.70 to $0.73.

2013 Outlook

The Company maintains its 2013 outlook, which was provided in conjunction with its reporting of 2012 results in February, 2013. The Company's financial expectations for 2013 remain as follows:

	Current Outlook
	Low-end	High-end
	($'s in millions except per share/unit data)
Excluding Park Central Hotel
RevPAR growth	3.0%	6.0%
Hotel EBITDA Margins	31.4%	32.4%
Hotel EBITDA Margin Change	0 bps	100 bps

Including Park Central Hotel
RevPAR growth	0.0%	3.0%
Hotel EBITDA Margins	31.5%	32.5%
Hotel EBITDA Margin Change	-50 bps	50 bps

Entire Portfolio (Including Park Central Hotel)
Adjusted EBITDA	$275.0	$295.0
Adjusted FFO	$195.0	$214.0
Adjusted FFO per diluted share/unit	$2.03	$2.23
Income Tax Expenses	$4.5	$5.5

Capital Investments
Portfolio Excluding Park Central	$70.0	$75.0
Park Central	$60.0	$70.0
Portfolio Including Park Central	$130.0	$145.0

Earnings Call

The Company will conduct its quarterly conference call on Thursday, April 18, 2013 at 10:00 AM EDT. To participate in the conference call, please dial (888) 663-2254. Additionally, a live webcast of the conference call will be available through the Company's website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 40 hotels and a mezzanine loan secured by two hotels in Santa Monica, CA. The properties are upscale, full-service hotels, totaling more than 10,600 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including

Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about outlook for RevPAR, adjusted FFO, adjusted EBITDA and derivations thereof and the Company's outlook for capital investments. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company's Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
# # #
Additional Contacts:
Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties - (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share data)
(unaudited)

	For the three months ended
	March 31,
	2013	2012
Revenues:
Hotel operating revenues:
Room	$126,988	$114,692
Food and beverage	49,846	44,615
Other operating department	13,384	11,856
Total hotel operating revenues	190,218	171,163
Other income	1,486	1,156
Total revenues	191,704	172,319
Expenses:
Hotel operating expenses:
Room	37,584	33,853
Food and beverage	37,304	34,262
Other direct	5,022	4,626
Other indirect	53,735	48,041
Total hotel operating expenses	133,645	120,782
Depreciation and amortization	33,121	30,152
Real estate taxes, personal property taxes and insurance	12,354	10,811
Ground rent	2,495	1,776
General and administrative	5,147	4,614
Acquisition transaction costs	0	3,594
Other expenses	641	551
Total operating expenses	187,403	172,280
Operating income	4,301	39
Interest income	2,369	10
Interest expense	(14,017)	(11,778)
Loss before income tax benefit	(7,347)	(11,729)
Income tax benefit	5,017	2,992
Net loss	(2,330)	(8,737)
Noncontrolling interests of common units in Operating Partnership	0	22
Net loss attributable to the Company	(2,330)	(8,715)
Distributions to preferred shareholders	(5,065)	(7,402)
Net loss attributable to common shareholders	$(7,395)	$(16,117)

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Loss - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended
	March 31,
	2013	2012
Earnings per Common Share - Basic:
Net loss attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.08)	$(0.19)
Earnings per Common Share - Diluted:
Net loss attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.08)	$(0.19)
Weighted average number of common shares outstanding:
Basic	95,166,029	84,499,856
Diluted	95,166,029	84,499,856

Comprehensive Loss:
Net loss	$(2,330)	$(8,737)
Other comprehensive income:
Unrealized gain on interest rate derivative instruments	1,519	0
Comprehensive loss	(811)	(8,737)
Noncontrolling interests of common units in Operating Partnership	(5)	22
Comprehensive loss attributable to the Company	$(816)	$(8,715)

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended
	March 31,
	2013	2012
Net loss attributable to common shareholders	$(7,395)	$(16,117)
Depreciation	33,011	30,012
Amortization of deferred lease costs	88	86
Noncontrolling interests of common units in Operating Partnership	0	(22)
FFO	$25,704	$13,959
Pre-opening expenses	290	125
Acquisition transaction costs	0	3,594
Non-cash ground rent	327	114
Mezzanine loan discount amortization	(591)	0
Adjusted FFO	$25,730	$17,792
Weighted Average number of common shares and units outstanding:
Basic	95,462,329	84,796,156
Diluted	95,615,525	84,945,595
FFO per diluted share/unit	$0.27	$0.16
Adjusted FFO per diluted share/unit	$0.27	$0.21

	For the three months ended
	March 31,
	2013	2012
Net loss attributable to common shareholders	$(7,395)	$(16,117)
Interest expense	14,017	11,778
Income tax benefit	(5,017)	(2,992)
Depreciation and amortization	33,121	30,152
Noncontrolling interests of common units in Operating Partnership	0	(22)
Distributions to preferred shareholders	5,065	7,402
EBITDA	$39,791	$30,201
Pre-opening expenses	290	125
Acquisition transaction costs	0	3,594
Non-cash ground rent	327	114
Mezzanine loan discount amortization	(591)	0
Adjusted EBITDA	$39,817	$34,034
Corporate expense	6,406	5,270
Interest and other income	(3,855)	(1,166)
Hotel level adjustments, net	(336)	3,299
Hotel EBITDA	$42,032	$41,437
With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
Hotel EBITDA includes all properties owned as of March 31, 2013 for the Company's period of ownership in 2013 and the comparable period in 2012.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results
(in thousands)
(unaudited)

	For the three months ended
	March 31,
	2013	2012
Revenues:
Room	$126,988	$124,204
Food and beverage	49,846	51,067
Other	12,798	12,651
Total hotel revenues	189,632	187,922

Expenses:
Room	37,584	36,503
Food and beverage	37,304	38,869
Other direct	4,958	4,987
General and administrative	17,724	17,063
Sales and marketing	15,093	14,955
Management fees	5,408	5,148
Property operations and maintenance	8,139	8,092
Energy and utilities	6,160	6,112
Property taxes	11,269	10,885
Other fixed expenses	3,961	3,871
Total hotel expenses	147,600	146,485

Hotel EBITDA	$42,032	$41,437
Note:
This schedule includes operating data for the three months ended March 31, 2013 for all properties owned by the Company as of March 31, 2013. Palomar DC, L'Auberge and Liberty are shown in 2012 for their comparative period of ownership in 2013. Hotel EBITDA margin is calculated by dividing hotel EBITDA for the period by the total hotel revenues for the period.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels
(unaudited)

	For the three months ended
	March 31,
	2013	2012
Total Portfolio
Occupancy	71.4%	72.0%
Decrease	(0.8)%
ADR	$186.11	$179.19
Increase	3.9%
RevPAR	$132.89	$128.95
Increase	3.0%

Note:
This schedule includes operating data for all properties owned as of March 31, 2013 for the Company's period of ownership in 2013 and the comparable period in 2012.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company's performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company's operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties, impairment write-downs and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company's liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company's operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.